Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-138888, 333-155673, 333-162477, 333-214778, 333-221845, 333-267725, 333-281967 and 333-281968) and on Form S-8 (Nos. 333-91141, 333-74920, 333-122806, 333-141185, 333-193139, 333-193140 and 333-256507) of Plains All American Pipeline, L.P. of our report dated February 27, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 27, 2025